Exhibit 24.2

Huntington Funding, LLC

Huntington Center

41 South High Street

Columbus, Ohio 43287

October 10, 2016

I, F. Thomas Eck, IV, am Secretary of Huntington Funding, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on October 10, 2016, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ F. Thomas Eck, IV
Name:	F. Thomas Eck, IV
Title:	Secretary

I, Mark N. DuHamel, as Chief Executive Officer, President and Treasurer of the Company, certify that F. Thomas Eck, IV is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of October 10, 2016.

/s/ Mark N. DuHamel
Name:	Mark N. DuHamel
Title:	Chief Executive Officer, President and Treasurer

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RESOLVED, that the Chief Executive Officer, President, Treasurer, Secretary, and any Assistant Treasurer, any Assistant Secretary, any Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Designated Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by motor vehicle retail installment sales contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Shelf Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS 15-Gs, Form SEs or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing.

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RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Shelf Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Shelf Registration Statement and each member of the Board and each officer of the Company signing the Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Shelf Registration Statement.